UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2023
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation of the United States	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2023, Federal Home Loan Bank of Des Moines (the “Bank”) entered into a purchase agreement (the “Purchase Agreement”) with Principal Life Insurance Company (the “Insurer”). Under the Purchase Agreement, the Bank purchased a non-participating single premium group annuity contract (the “Annuity Contract”) and transferred to the Insurer the future benefit obligations and annuity administration for approximately 540 participants (“Participants”) under the Pentegra Defined Benefit Pension Plan for Financial Institutions (the “Plan”).

Upon payment of the premium to the Insurer under the Purchase Agreement (the “Transaction”), the Plan is no longer responsible for the payment of pension benefit obligations to the Participants and the Insurer has assumed responsibility for making such payments. The purchase of the Annuity Contract was funded directly by assets of the Plan. The Bank did not incur any expenses or use any Bank assets in connection with the Transaction. Benefits payable to the Participants are not being reduced as a result of the Transaction.

The purchase of the Annuity Contract was completed on May 2, 2023. Subject to certain conditions set forth in the Purchase Agreement, all Participants will continue to receive their benefits from the Plan until May 31, 2023, after which time the Insurer will assume responsibility for making direct payment of benefits to the Participants and for administrative and customer service support regarding such benefits.

Item 1.02. Termination of a Material Definitive Agreement

Following the transactions described in Item 1.01 above, the Bank is no longer a party to the Plan. The disclosure from Item 1.01 above is incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 10.1    Purchase Agreement with Principal Life Insurance Company

Exhibit Number 104    Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

May 2, 2023	By:	/s/ Robert W. Dixon

Name: Robert W. Dixon
Title: General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement with Principal Life Insurance Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)